EX-99.77K

Change in Independent
Registered Public
Accounting Firm:

On May 12, 2005 the
Fund by action of its
Board of Directors
approved the engagement
of
PricewaterhouseCoopers
LLP ("PwC") as the
independent registered
public accounting firm
to audit the Fund's
financial statements for
the fiscal year ending
December 31, 2005,
effective upon the
resignation of Ernst &
Young LLP ("E&Y").
On June 6, 2005,
E&Y resigned as the
Fund's independent
registered public
accounting firm.  The
reports of the financial
statements audited by
E&Y for the Fund for
fiscal years ended
December 31, 2004 and
2003 did not contain an
adverse opinion or
disclaimer of opinion,
and were not qualified
or modified as to
uncertainty, audit scope
or accounting
principles.  For the
fiscal years 2003 and
2004 and through June 6,
2005 there were no
disagreements between
the Fund and E&Y on any
matters of accounting
principles or practices,
financial statement
disclosure or auditing
scope or procedure,
which disagreements, if
not resolved to the
satisfaction of E&Y,
would have caused it to
make reference to the
subject matter of the
disagreements in
connection with its
report on the financial
statements.